UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

AMERICAN CONSUMERS, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-5815	58-1033765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hannah Way, Rossville, Georgia		30741
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (706) 861-3347

(N/A)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ ☐ ☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                 Regulation FD Disclosure.

On February 18, 2011, American Consumers, Inc., a Georgia corporation (the “Company”), issued a press release announcing that the Company’s Board of Directors has approved (i) a 1-for-400 reverse stock split of the Company’s outstanding common stock, to be followed immediately by (ii) a 400-for-1 forward stock split of the Company’s outstanding common stock (collectively, the “Reverse/Forward Stock Split”).

Pursuant to the Reverse/Forward Stock Split, shareholders of record holding fewer than 400 shares of the Company’s outstanding common stock immediately before the transaction would have such shares cancelled and converted into the right to receive from the Company a cash payment of $1.00 for each such share owned before the reverse stock split.  Shareholders of record holding 400 or more shares of the Company’s outstanding common stock immediately before the transaction will continue to hold the same number of shares of that class after completion of the transaction and will not receive any cash payment for their shares of that class.  Beneficial owners of shares held in street name will not have their shares affected by the Reverse/Forward Stock Split, provided that their shares are held through an account with a broker, bank or other custodian that holds such shares in nominee name through Cede & Co. (which is true of most “street name” accounts with brokers and other financial institutions).

The Board of Directors created a Special Transaction Committee of independent directors to review the proposed Reverse/Forward Stock Split.  The Special Transaction Committee received a fairness opinion from its financial advisor, Southard Financial of Memphis, Tennessee, that the per share cash consideration to be paid in the proposed Reverse/Forward Stock Split is fair, from a financial point of view, to the Company’s unaffiliated shareholders, including those unaffiliated shareholders that would be cashed out as a result of the Reverse/Forward Stock Split as well as the Company’s unaffiliated continuing shareholders who will not be cashed out in the transaction.  If a majority of the issued and outstanding shares of the Company’s common stock approve the proposed amendments to the Company’s Articles of Incorporation and the Reverse/Forward Stock Split is implemented, the Company anticipates having fewer than 500 shareholders of record, which, because the Company has less than $10 million in total assets, would enable the Company to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended.  Even if the shareholders approve the Reverse/Forward Stock Split, the Board of Directors reserves the right to defer or not to implement the transaction.

The Company’s press release announcing these matters is attached as Exhibit 99.1 to this report.

Item 9.01                 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release – American Consumers, Inc. Announces Proposed Reverse/Forward Stock Split and Related Plan to Deregister Its Common Stock With the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CONSUMERS, INC.

Date: February 18, 2011	By:	/s/ Paul R. Cook
Paul R. Cook
Chief Executive Officer